EXHIBIT 25(a)

                                  POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jack E. McGregor and Janet M. Hansen, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act, without the other, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K of the registrant, Aquarion Company, for the year ended December 31, 1994, and to file the same, with all exhibits thereto, and other documents therewith, with the Securities and Exchange Commission, granting unto attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.




        Signature                      Title                Date
        ---------                      -----                ----


/s/William S. Warner
- --------------------------
William S. Warner                  Chairman of the     February 21, 1995
                                  Board of Directors
                                     and Director


/s/Jack E. McGregor
- --------------------------
Jack E. McGregor            President, Chief Executive  February 21, 1995
                                Officer and Director
                                (Principal Executive
                                      Officer)


/s/Janet M. Hansen
- --------------------------
Janet M. Hansen              Senior Vice President and  February 21, 1995
                              Chief Financial Officer
                              (Principal Financial and
                                Accounting Officer)

/s/George W. Edwards, Jr.
- --------------------------
George W. Edwards, Jr.               Director       February 21, 1995


- -------------------------
Geoffrey Etherington                 Director       February 21, 1995


/s/Norwick R. G. Goodspeed
- ----------------------------
Norwick R. G. Goodspeed              Director       February 21, 1995



/s/Janet D. Greenwood
- ---------------------------
Janet D. Greenwood                   Director       February 21, 1995


/s/Donald M. Halsted, Jr.
- --------------------------
Donald M. Halsted, Jr.               Director       February 21, 1995


/s/Eugene D. Jones
- -------------------------
Eugene D. Jones                      Director       February 21, 1995


/s/Larry L. Pfieger
- -------------------------
Larry L. Pflieger                    Director       February 21, 1995


- -------------------------
G. Jackson Ratcliffe                 Director       February 21, 1995


- -------------------------
John A. Urquhart                     Director       February 21, 1995
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